Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.333-181139, 333-160511, 333-109500, 333-08886) of Lydall, Inc. of our report dated March 29, 2018 relating to our audits of the consolidated financial statements of Susquehanna Capital Acquisition Company and Subsidiaries as of and for the years ended December 31, 2017 and 2016 included in this Current Report on Form 8-K/A.

/s/ Baker Tilly Virchow Krause, LLP

Wormleysburg, Pennsylvania

November 16, 2018